Exhibit 99.1

Contact:

Dror Gad	Oz Desheh
Chief Financial Officer	Chief Financial Officer
Israel Growth Partners Acquisition Corp.	Negevtech
+972-9-9602020	+972-8-9312222

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
AND NEGEVTECH AGREE TO MERGE

ISRAEL, March 7, 2008, Israel Growth Partners Acquisition Corporation (OTC Bulletin Board: IGPAA.OB; IGPAB.OB; IGPAU.OB, IGPBU.OB; IGPAW.OB; IGPAZ.OB) and Negevtech Ltd. jointly announced today that they have agreed to a business combination, resulting in a new publicly held entity that will be called Negevtech Ltd. The transaction will allow Negevtech to access the public markets to accelerate its growth strategy and take advantage of strong industry growth trends.

Negevtech’s systems are used in advanced semiconductor manufacturing facilities to identify critical defects on wafers allowing manufacturers to improve production yields, increase revenues and decrease costs. Founded by prominent experts in electro-optics and image processing, Negevtech’s mission is to bring a new approach to IC wafer inspection by delivering high throughput and superior detection inspection systems at a low cost of ownership. The company’s proprietary Step & Image TM technology has enabled the development of high value, differentiated products which have been sold to leading memory manufacturers worldwide.

Following the transaction, Negevtech will have access to the approximately $55,000,000 currently held in IGPAC’s trust account, which will be used for its working capital, to support current opportunities and future sales initiatives, investment in R&D for development of future generation products and to pay expenses of the transaction and up to approximately $11,000,000 to objecting IGPAC Class B common stockholders. In addition, the funds may be used to repay certain Negevtech indebtedness.

        Carmel Vernia, Chief Executive Officer of IGPAC, said: “We are excited to execute a business combination with Negevtech. The coupling of Negevtech’s innovative technology and industry presence, with IGPAC’s access to capital will create superior conditions to expand Negevtech’s customer base and product offering.”

        Dr. Rivi Sherman, President and Chief Executive Officer of Negevtech, said: “We are happy to join forces with IGPAC; the merger will enable us to drive market penetration of our recently introduced 3300 product line which is gaining strong acceptance with customers worldwide. Furthermore we are eager to accelerate the development of our next generation inspection system which holds great promise for the company’s future.

The Transaction

Holders of IGPAC common stock and Class B common stock (who do not vote against the merger and exercise a conversion right) will receive ordinary shares of Negevtech in exchange for the securities held by them according to an exchange ratio computed by reference to (a) the amount of cash in IGPACs trust fund (approximately $55 million) less certain expenses and cash paid to objecting IGPAC Class B common stockholders, and (b) a $50 million valuation set for Negevtech. Holders of IGPAC warrants will receive warrants with equivalent terms to purchase ordinary shares of Negevtech. After consummation of the merger, IGPACs stockholders will own up to 51.3% of Negevtech.

The merger is subject to several conditions, including (a) the approval of IGPAC’s Class B common stockholders and will only occur upon such approval if holders of less than 20% of the outstanding Class B common stock shares exercise their conversion rights, (b) the approval of IGPAC’s common and Class B common stock, voting together as a single class, and (c) the effectiveness of a registration on Form F-4 pursuant to which Negevtech’s ordinary shares shall be eligible for trading on the Over-the-Counter Bulletin Board (or shall have been listed for trading on NASDAQ). Negevtech and certain shareholders of Negevtech have committed that Negevtech or these shareholders will purchase shares of IGPAC Class B common stock with a value of up to $15 million in negotiated transactions with holders of such shares, in order to ensure that the requisite number of shares of IGPAC Class B common stock vote in favor of the merger. If approved by IGPAC’s stockholders, the transaction is expected to close by the end of July, 2008. There can be no assurance that the transaction will be approved by IGPAC’s stockholders.

About IGPAC

        Israel Growth Partners Acquisition Corp. is a Delaware corporation, established on August 1, 2005. IGPAC is a Special Purpose Acquisition Corporation (“SPAC”) with the objective of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business which has operations or facilities located in Israel. IGPAC completed its initial public offering (IPO) on July 18, 2006, through the sale of an aggregate of 532,500 Series A Units (the “Series A Units” or a “Series A Unit”) and 5,118,000 Series B Units (the “Series B Units” or a “Series B Unit”) at a price of $8.50 and $10.10 per unit, respectively. Each Series A Unit consists of two shares of IGPAC’s common stock, and ten class Z warrants. Each Series B Unit consists of two shares of the Company’s Class B common stock, and two class W warrants. A portion of the net proceeds of the IPO, currently equivalent to approximately $5.32 per share including interest earned since closing, are held in escrow in the custody of an independent trustee until the consummation of a business combination. In addition to the approximately 1.06 million shares of IGPAC common stock and 10.2 million shares of IGPAC Class B common stock currently outstanding, approximately 20.5 million redeemable IGPAC common stock purchase warrants are outstanding.

Additional Information

It is expected that Negevtech will file a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission, which Form will include a proxy statement/prospectus for the stockholders of IGPAC, and that Negevtech and IGPAC will mail a proxy statement/prospectus to the stockholders of IGPAC containing information about the proposed transaction. IGPAC stockholders are urged to read the Registration Statement and the proxy statement/prospectus carefully when it becomes available, as it will contain important information about Negevtech, IGPAC, the proposed transaction, the persons soliciting proxies related to the proposed transaction, their interests in the proposed transaction, and related matters. IGPAC stockholders and other investors will be able to obtain a free copy of the proxy statement/prospectus and the Registration Statement, as well as other filings containing information about IGPAC and Negevtech, without charge, at the Securities and Exchange Commission’s Internet site ( http://www.sec.gov/ ).

Copies of the prospectus/proxy statement and the filings with the Securities and Exchange Commission that will be incorporated by reference in the prospectus/proxy statement can also be obtained, without charge, by directing a request to Israel Growth Partners Acquisition Corp., Yahalom Tower, 3a Jabotinsky St., Ramat Gan, Israel, or Negevtech Ltd. 12 Hamada St., Rehovot, Israel.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about IGPAC and Negevtech and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of IGPAC and Negevtech’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of IGPAC stockholders to approve the merger agreement and the transactions contemplated thereby; the number and percentage of IGPAC stockholders voting against the merger and seeking conversion of their shares; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Negevtech is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of similar products and services provided by Negevtech; timing, approval and market acceptance of new products introduction; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in IGPAC’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2007. The information set forth herein should be read in light of such risks. Neither IGPAC nor Negevtech assumes any obligation to update the information contained in this press release.

The respective directors and executive officers of IGPAC and Negevtech and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding IGPAC’s directors and executive officers are available in its Annual Report on Form 10-K for the fiscal year ended July 31, 2007, filed with the Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.